UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

Launch One Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42173	98-1781481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, Suite 1530
Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 200-8778

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LPAAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LPAA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LPAA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 2, 2026, the board of directors (the “Board”) of Launch One Acquisition Corp. (the “Company”) appointed Daniel Clifford Rogers as a member of the Board. Mr. Rogers was appointed as a replacement for Dr. Risa Stack, who resigned from the Board and as chairperson of the audit committee of the Board (the “Audit Committee”), and as a member of the compensation committee of the Board, effective as of the same date. Dr. Stack’s decision to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board appointed Mr. Rogers as chair of the Audit Committee to fill the vacancy created by Ms. Stack’s resignation. Mr. Rogers will serve as a member of the second class of directors, which term will expire at the Company’s first annual general meeting.

Daniel Clifford Rogers, age 56, serves as a consulting Chief Financial Officer focused on long-term and interim engagements with financial technology, fintech, financial services, and SaaS companies. Dan served as Chief Financial Officer of Newcourt Acquisition Corp from March 2021 to June 2023 and Chief Financial Officer of Papaya Growth from November 2021 to March 2025. From October 2019 to October 2024, Mr. Rogers served as Founder and Chief Executive Officer of FintechForce, a boutique advisory, accounting, and tax firm serving fintech companies. From March 2020 through March 2023, he also served as Chief Financial Officer of Helpshift, an enterprise SaaS company. From 2017 to 2019, Mr. Rogers served as Chief Financial Officer of Endpoint Clinical. Earlier in his career, from 1988 to 2007, Mr. Rogers served as Vice President at Wells Fargo. Mr. Rogers received a Bachelor of Science from Lafayette College in 1992 and an MBA from Pennsylvania State University in 1998

No family relationships exist between Mr. Rogers and any other directors or executive officers of the Company. Mr. Rogers is not a party to any arrangements with any other person pursuant to which he was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Sussman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Rogers signed a joinder to that certain Letter Agreement dated as of July 11, 2024, by and among the Company, its officers, its directors and Launch One Sponsor LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of the Company they hold in favor of an initial business combination and also signed a joinder to that certain Registration Rights Agreement dated as of July 11, 2024, by and among the Company and certain security holders, pursuant to which, amount other things, Mr. Rogers will be entitled to certain registration rights with respect to any ordinary shares of the Company that he owns. Mr. Rogers also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 13, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Launch One Acquisition Corp.

Date: June 2, 2026	By:	/s/ Chris Ehrlich
		Name:	Chris Ehrlich
		Title:	Chief Executive Officer

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